Graphic Packaging Holding Company Reports Second Quarter 2023 Financial Results;
Reiterates Full Year 2023 Guidance

Highlights
•Net Sales were $2,392 million, an increase of 1% versus the prior year quarter.
•Net Income was $150 million, an increase of 127% versus the prior year quarter.
•Adjusted EBITDA was $453 million, an increase of 14% versus the prior year quarter.
•Earnings per Diluted Share were $0.49, an increase of 133% versus the prior year quarter.
•Adjusted Earnings per Diluted Share were $0.66, an increase of 10% versus the prior year quarter.
•Full year 2023 guidance reiterated.
•Announcing definitive agreement to acquire Bell Incorporated, a well-capitalized U.S. packaging provider.
•Board of Directors approved $500 million increase to share repurchase authorization.

ATLANTA, Aug. 1, 2023 – Graphic Packaging Holding Company (NYSE: GPK), (the “Company”), a leading fiber-based consumer packaging company, today reported results for the second quarter of 2023.

Net Income for second quarter 2023 was $150 million, or $0.49 per share, based upon 309.1 million weighted average diluted shares. This compares to second quarter 2022 Net Income of $66 million, or $0.21 per share, based upon 309.9 million weighted average diluted shares.

The second quarters of 2023 and 2022 were impacted by a net $37 million and a net $102 million of special charges, respectively. When adjusting for special charges and amortization of purchased intangibles, Adjusted Net Income for the second quarter of 2023 was $203 million, or $0.66 per diluted share. This compares to second quarter 2022 Adjusted Net Income of $185 million, or $0.60 per diluted share.

Michael Doss, the Company’s President and CEO said, “We grew Sales, Adjusted EBITDA and Adjusted EBITDA margins year over year in the second quarter while actively managing supply to meet demand in response to short-term inventory destocking by retailers and our customers. Importantly, our global team continued to advance key initiatives to drive sustained future organic growth and higher profitability through commercial execution, quality improvement and cost reduction. Our focus remains on delivering renewable and recyclable, fiber-based packaging solutions preferred by consumers.

“Consistent with that, we are pleased to announce a definitive agreement to acquire Bell Incorporated, a well-capitalized U.S. packaging provider, strategically expanding our network, customer breadth and category presence. The pending transaction will strengthen our integrated packaging network in the U.S., further solidifying our commitment to deliver service excellence in packaging. Our Board of Directors has also approved an incremental $500 million share repurchase authorization. These announcements demonstrate our balanced approach to capital allocation as we continue to deliver value for stakeholders.

“Finally, we are reiterating full year 2023 guidance. Our expectations for growth and cash generation enable the continued allocation of capital into initiatives that strengthen the business and support growth, while providing a path to return leverage to the low-end of our historical targeted range. Our execution and focus on innovation, along with favorable consumer trends, provide confidence in our ability to drive 100 to 200 basis points of net organic sales growth annually for years to come.”

Bell Incorporated Acquisition
The Company has entered into a definitive agreement to acquire Bell Incorporated. The proposed acquisition is expected to add approximately $200 million in sales, $30 million in Adjusted EBITDA and will support strategic priorities of increasing integration rates and expanding customers and categories. Annual synergies of approximately $10 million are expected within 24 months of closing. The transaction includes three well-capitalized packaging facilities in the Midwest that consume 95,000 tons of paperboard annually.

The transaction is expected to close in the fourth quarter of 2023, subject to regulatory approvals and other customary closing conditions.

Operating Results
Net Sales
Net Sales increased 1% to $2,392 million in the second quarter of 2023, compared to $2,358 million in the prior year period. The $34 million increase was driven by $188 million of positive pricing, partially offset by $154 million of unfavorable volume/mix.

EBITDA
EBITDA for the second quarter of 2023 was $434 million, $140 million higher than the second quarter of 2022. After adjusting both periods for business combinations and other special charges, Adjusted EBITDA was $453 million in the second quarter of 2023 versus $396 million in the second quarter of 2022. When comparing against the prior year quarter, Adjusted EBITDA in the second quarter of 2023 was positively impacted by $188 million in pricing and $4 million in commodity input cost deflation. This was partially offset by $40 million in unfavorable volume/mix, $48 million in labor, benefits and other inflation, $43 million in unfavorable net performance and $4 million of foreign exchange impact.

Other Results
Total Debt (Long-Term, Short-Term and Current Portion) decreased $13 million during the second quarter of 2023 to $5,535 million compared to the first quarter of 2023. Total Net Debt (Total Debt, less Cash and Cash Equivalents) decreased $25 million during the second quarter of 2023 to $5,410 million compared to the first quarter of 2023. The Company returned $31 million in total capital to stockholders, including $30 million in dividend payments and $1 million via share repurchases, in the second quarter of 2023. The Company's second quarter 2023 Net Leverage Ratio was 3.0x Adjusted EBITDA compared to 3.1x at the end of the first quarter 2023.

At June 30, 2023, the Company had available liquidity of $1,259 million, including the undrawn availability under its global revolving credit facilities.

Net Interest Expense was $60 million in the second quarter of 2023, higher when compared to $48 million reported in the second quarter of 2022 due to higher interest rates.

Capital expenditures for the second quarter of 2023 were $189 million, higher when compared to $138 million in the second quarter of 2022 due to the Waco, Texas CRB mill project.

Second quarter 2023 Income Tax Expense was $57 million, up from $39 million in the second quarter of 2022.

Full Year 2023 Guidance
The Company is reiterating 2023 guidance:
•Net Sales are expected to be approximately $10 billion.
•Adjusted EBITDA is expected to be between $1.8 and $2.0 billion.
•Adjusted Cash Flow is expected to be between $600 and $800 million.
•Net Leverage Ratio at year-end is expected to be at or below 2.5x Adjusted EBITDA.
•Adjusted Earnings per Diluted Share (Excluding Amortization of Purchased Intangibles) is expected to be between $2.70 and $3.10.
•Guidance excludes the pending acquisition of Bell Incorporated.

Non-GAAP Reconciliation
Please note that a tabular reconciliation of Net Organic Sales Growth, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted EPS (Excluding Amortization of Purchased Intangibles), Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow and Total Net Debt is attached to this release.

Earnings Call
The Company will host a conference call at 10:00 a.m. ET today (August 1, 2023) to discuss the results of second quarter 2023. The conference call will be webcast and can be accessed from the Investors section of the Graphic Packaging website at www.graphicpkg.com. Participants may also listen via telephone by referencing conference ID 122832 and dialing:
•833-470-1428 from the United States,
•833-950-0062 from Canada, and
•929-526-1599 from outside the United States and Canada.

Forward Looking Statements
Any statements of the Company's expectations in this press release, including but not limited to updated 2023 Adjusted EBITDA, Net Sales, Adjusted Cash Flow, Net Leverage Ratio and Adjusted Earning per Diluted Share guidance; and the timing of closing, acquisition cost, Sales, Adjusted EBITDA and synergies related to the Bell Incorporated acquisition, constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company's present expectations. These risks and uncertainties include, but are not limited to, inflation of and volatility in raw material and energy costs, continuing pressure for lower cost products, the Company’s ability to implement its business strategies, including productivity initiatives, cost reduction plans, and integration activities, as well as the Company’s debt level, currency movements and other risks of conducting business internationally and the impact of regulatory and litigation matters, including the continued availability of the Company's U.S. federal income tax attributes to offset U.S. federal income taxes and the timing related to the Company’s future U.S. federal income tax payments. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements, except as required by law. Additional information regarding these and other risks is contained in the Company's periodic filings with the SEC.

About Graphic Packaging Holding Company
Graphic Packaging Holding Company (NYSE: GPK), headquartered in Atlanta, Georgia, is committed to providing consumer packaging that makes a world of difference. The Company is a leading provider of sustainable fiber-based packaging solutions for a wide variety of products to food, beverage, foodservice, and other consumer products companies. The Company operates on a global basis, is one of the largest producers of folding cartons and paper-based foodservice products in the United States and Europe, and holds leading market positions in coated recycled paperboard, coated unbleached kraft paperboard and solid bleached sulfate paperboard. The Company's customers include many of the world's most widely-recognized companies and brands. Additional information about Graphic Packaging, its business and its products is available on the Company's web site at www.graphicpkg.com.

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions, except per share amounts	2023	2022	2023	2022
Net Sales	$2,392	$2,358	$4,830	$4,603
Cost of Sales	1,886	1,917	3,764	3,775
Selling, General and Administrative	205	185	402	366
Other Expense, Net	15	2	33	—
Business Combinations, Shutdown and Other Special Charges, and Exit Activities, Net	19	102	34	117
Income from Operations	267	152	597	345
Nonoperating Pension and Postretirement Benefit Income (Expense)	—	1	(1)	3
Interest Expense, Net	(60)	(48)	(118)	(90)
Income before Income Taxes	207	105	478	258
Income Tax Expense	(57)	(39)	(121)	(85)
Net Income	$150	$66	$357	$173

Net Income Per Share — Basic	$0.49	$0.21	$1.16	$0.56
Net Income Per Share — Diluted	$0.49	$0.21	$1.15	$0.56

Weighted Average Number of Shares Outstanding - Basic	308.2	309.2	308.4	309.0
Weighted Average Number of Shares Outstanding - Diluted	309.1	309.9	309.4	309.8

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

In millions, except share and per share amounts	June 30, 2023	December 31, 2022
ASSETS

Current Assets:
Cash and Cash Equivalents	$125	$150
Receivables, Net	933	879
Inventories, Net	1,729	1,606
Other Current Assets	114	71
Total Current Assets	2,901	2,706
Property, Plant and Equipment, Net	4,753	4,579
Goodwill	2,048	1,979
Intangible Assets, Net	693	717
Other Assets	344	347
Total Assets	$10,739	$10,328

LIABILITIES

Current Liabilities:
Short-Term Debt and Current Portion of Long-Term Debt	$463	$53
Accounts Payable	996	1,123
Other Accrued Liabilities	678	757
Total Current Liabilities	2,137	1,933
Long-Term Debt	5,046	5,200
Deferred Income Tax Liabilities	708	668
Other Noncurrent Liabilities	398	377

SHAREHOLDERS’ EQUITY

Preferred Stock, par value $0.01 per share; 100,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock, par value $0.01 per share; 1,000,000,000 shares authorized; 307,202,827 and 307,116,089 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	3	3
Capital in Excess of Par Value	2,052	2,054
Retained Earnings	743	469
Accumulated Other Comprehensive Loss	(349)	(377)
Total Graphic Packaging Holding Company Shareholders' Equity	2,449	2,149
Noncontrolling Interest	1	1
Total Equity	2,450	2,150
Total Liabilities and Shareholders' Equity	$10,739	$10,328

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	June 30,
In millions	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$357	$173
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	304	278
Deferred Income Taxes	38	40
Amount of Postretirement Expense Greater (Less) Than Funding	—	(5)
Impairment Charges related to Divestiture	7	92
Other, Net	35	19
Changes in Operating Assets and Liabilities	(450)	(309)
Net Cash Provided by Operating Activities	291	288

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Spending	(372)	(351)
Packaging Machinery Spending	(13)	(10)
Acquisition of Businesses, Net of Cash Acquired	(100)	—
Beneficial Interest on Sold Receivables	60	54
Beneficial Interest Obtained in Exchange for Proceeds	(9)	(2)
Other, Net	(3)	(2)
Net Cash Used in Investing Activities	(437)	(311)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of Common Stock	(29)	(7)
Payments on Debt	(10)	(7)
Borrowings under Revolving Credit Facilities	2,636	2,517
Payments on Revolving Credit Facilities	(2,379)	(2,480)
Repurchase of Common Stock related to Share-Based Payments	(20)	(17)
Dividends Paid	(61)	(46)
Other, Net	(6)	10
Net Cash Provided by (Used In) Financing Activities	131	(30)
Effect of Exchange Rate Changes on Cash	(3)	(7)
Net Decrease in Cash and Cash Equivalents	(18)	(60)
Cash and Cash Equivalents at Beginning of Period (includes $5 million classified as held for sale as of December 31, 2022)	155	172
Cash and Cash Equivalents at End of Period (includes $12 million classified as held for sale as of June 30, 2023)	$137	$112

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures

The tables below set forth the calculation of the Company's earnings before interest expense, income tax expense, depreciation and amortization, including pension amortization (“EBITDA”), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio, Total Net Debt and Net Organic Sales Growth. Adjusted EBITDA and Adjusted Net Income exclude charges (income) associated with: the Company's business combinations, facility shutdowns, and other special charges. The Company's management believes that the presentation of EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio and Net Organic Sales Growth provides useful information to investors because these measures are regularly used by management in assessing the Company's performance. EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio, and Net Organic Sales Growth are financial measures not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), and are not measures of net income, operating income, operating performance, liquidity or net sales presented in accordance with GAAP.

EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio and Net Organic Sales Growth should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio and Net Organic Sales Growth may not be comparable to Adjusted EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions, except per share amounts	2023	2022	2023	2022
Net Income	$150	$66	$357	$173
Add (Subtract):
Income Tax Expense	57	39	121	85
Interest Expense, Net	60	48	118	90
Depreciation and Amortization	167	141	307	281
EBITDA	$434	$294	$903	$629
Charges Associated with Business Combinations, Shutdown and Other Special Charges, and Exit Activities, Net	19	102	34	117
Adjusted EBITDA	$453	$396	$937	$746

Adjusted EBITDA Margin (Adjusted EBITDA/Net Sales)	18.9%	16.8%	19.4%	16.2%

Net Income	$150	$66	$357	$173
Charges Associated with Business Combinations, Shutdown and Other Special Charges, and Exit Activities, Net	19	102	34	117
Accelerated Depreciation Related to Shutdown	30	3	32	7
Tax Impact of Business Combinations, Shutdown and Other Special Charges and Exit Activities, Net, Accelerated Depreciation and Other Tax Items	(12)	(3)	(15)	3
Amortization Related to Purchased Intangible Assets, Net of Tax	16	17	32	34
Adjusted Net Income (a)	$203	$185	$440	$334

Adjusted Earnings Per Share - Basic (a)	$0.66	$0.60	$1.43	$1.08
Adjusted Earnings Per Share - Diluted (a)	$0.66	$0.60	$1.42	$1.08
(a) Excludes amortization related to purchased intangibles.

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures
(Continued)

	Twelve Months Ended
	June 30,	June 30,	December 31,
In millions	2023	2022	2022
Net Income	$706	$285	$522
Add (Subtract):
Income Tax Expense	230	115	194
Interest Expense, Net	225	154	197
Depreciation and Amortization	582	539	556
EBITDA	1,743	1,093	1,469
Charges Associated with Business Combinations, Shutdown and Other Special Charges, and Exit Activities, Net	48	221	131
Adjusted EBITDA	$1,791	$1,314	$1,600

	June 30,	June 30,	December 31,
Calculation of Net Debt:	2023	2022	2022
Short-Term Debt and Current Portion of Long-Term Debt	$463	$292	$53
Long-Term Debt (a)	5,072	5,539	5,230
Less:
Cash and Cash Equivalents	(125)	(108)	(150)
Total Net Debt	$5,410	$5,723	$5,133

Net Leverage Ratio (Total Net Debt/Adjusted EBITDA)	3.02	4.36	3.21
(a) Excludes unamortized deferred debt issue costs.

	Six Months Ended
	June 30,
In millions	2023	2022
Net Cash Provided by Operating Activities	$291	$288
Net Cash Receipts from Receivables Sold included in Investing Activities	51	52
Cash Payments Associated with Business Combinations, Shutdown and Other Special Charges, and Exit Activities, Net	9	27
Adjusted Net Cash Provided by Operating Activities	$351	$367
Capital Spending	(385)	(361)
Adjusted Cash Flow	$(34)	$6

Calculation of Net Organic Sales Growth:	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions	2023	2022	2023	2022
Net Sales	$2,392	$2,358	$4,830	$4,603
Open Market Paperboard Sales (Paperboard Mills Segment)	(252)	(292)	(568)	(588)
Impact of Pricing (a)	(160)	—	(356)	—
Impact of Foreign Exchange (b)	(1)	—	37	—
Net Organic Sales	$1,979	$2,066	$3,943	$4,015
Net Organic Sales Growth	(4.2)%		(1.8)%
(a) Represents pricing from converting sales, including price recovery from acquisitions.
(b) Impact of Foreign Exchange is measured as the increase or decrease in sales for the current period by applying prior period foreign currency exchange rates to present a constant currency comparison to prior periods.